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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 2-81717, 2-86961, 2-92193, 33-25635, 33-43005, 33-44858, 33-58622, 33-58624, 33-59717, 33-55057,
333-5427, 333-5449, and 333-5451 of National Data Corporation of our report dated September 18, 1996 relating to the financial statements of Equifax Healthcare EDI Services, Inc., which appears in the Current Report on Form 8-K of National Data Corporation dated October 4, 1996.




ARTHUR ANDERSEN LLP


Atlanta, Georgia
October 3, 1996